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                                                                    EXHIBIT 10.2

                             FULLER, TUBB, POMEROY,
                          KIRSCHNER, BICKFORD & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                         100 NORTH BROADWAY, SUITE 3300
                          OKLAHOMA CITY, OK 73102-8805

THOMAS J. KENAN                                           TELEPHONE 405-239-3300
Of Counsel                                                FACSIMILE 405-235-3352
                                                      E-MAIL kenan@ix.netcom.com

                                 March 16, 1998




Ms. Suzanne Peterson
424 NW 21 Street
Oklahoma City, OK   73103

Dear Ms. Peterson:

                                     Re:      SuperCorp Inc. and Summit
                                              Technologies, Inc. merger-spinoff

         I earlier advised you of a proposed merger-spinoff transaction pursuant to an agreement that SuperCorp has entered into with Summit Technologies, Inc., a Texas company that distributes products manufactured by others, including a fire suppressant.

         We shall soon be filing the necessary registration statements with the Securities and Exchange Commission.

         There is a requirement that I must address at this time. It concerns the possibility - which is not the probability - that the shareholders of Summit Technologies, Inc. should vote to disapprove the merger-spinoff proposal.

         I enclose several pages of the present draft of the registration statements being prepared for filing with the Securities and Exchange Commission. You will see a section entitled "Consequences Should the Merger Not Occur." Described in this section is a rather complex arrangement which is required by Rule 419 of the Securities and Exchange Commission. Such rule relates to companies known as "blank check companies." While the company created by Supercorp (referred to in the enclosed draft as "the Company") is not a classic "blank check company" as envisioned by the Securities and Exchange Commission, I do believe that the Company, prior to the merger, falls under the requirements of



                                                                    Exhibit 10.2
                                                               Page 1 of 2 Pages

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Ms. Suzanne Peterson                  2                           March 16, 1998

Rule 419.   Accordingly, it will be necessary to comply with such rule, and the rule requires that if the Company does not acquire a business or assets that would constitute a business within eighteen months after the registration statement becomes effective, the shares of stock of the Company are not to be let loose into the public market. I believe that a satisfactory way of complying with the rule is to have the holders of the majority of the Company's common stock agree at this time that they will vote to dissolve the Company (remember: the Company is not SuperCorp but a company created by SuperCorp) if no merger or business acquisition occurs within eighteen months after the effective date of the registration statement.

         I believe that the enclosed materials explain this matter. A letter identical to this letter is being sent to persons whose shareholdings of SuperCorp aggregate more than 50 percent of its outstanding shares and who will receive more than 50 percent of the shares of the Company whose shares are being spun off.

         I ask that you and each of such persons execute where indicated below a copy of this letter and return it to me, indicating thereby that, should the proposed merger between Summit Environmental Corporation, Inc. and Summit Technologies, Inc. not be effected, and should Summit Environmental Corporation, Inc. not acquire a business or assets that would constitute a business within eighteen months after the effective date of the registration statement to be filed with the Securities and Exchange Commission, you will vote to cause a dissolution of Summit Environmental Corporation, Inc. or comply with any similar alternative requirement that might be proposed by the Securities and Exchange Commission to effect compliance with its Rule 419.

         I appreciate your cooperation. Should you not agree to the matters set forth herein, it is likely that the transaction with Summit Environmental Corporation, Inc. will have to be abandoned.

                                          Sincerely,

                                          /s/ Thomas J. Kenan

                                          Thomas J. Kenan

         The undersigned agrees to the matters set forth in the above letter.

/s/ Suzanne Peterson
-----------------------------------
Suzanne Peterson



                                                                    Exhibit 10.2
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